Exhibit 2

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON SPECIAL OPPORTUNITIES MASTER FUND, L.P., CLINTON GROUP, INC., AND GEORGE E. HALL (COLLECTIVELY, "CLINTON"), IMATION CORP. (“IMATION”) AND RALPH SCHMITT, MICHAEL WALL, AND ALEX SPIRO (TOGETHER WITH CLINTON AND IMATION, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF VIOLIN MEMORY, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2016 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/.

PARTICIPANTS:

The Participants are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Violin Memory, Inc. (the "Company") (the "Proxy Solicitation").

The Participants include: (i) Clinton Group, Inc., a Delaware corporation ("CGI"), (ii) Clinton Relational Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership ("CREL"), (iii) Clinton Magnolia Master Fund, Ltd., a Cayman Islands exempted company ("MAGN"), (iv) Clinton Special Opportunities Master Fund, L.P, a Cayman Islands exempted limited partnership ("CSO"), (v) George E. Hall, a United States citizen ("Mr. Hall" and together with CGI, CREL, MAGN, and CSO, the "Clinton Parties"), (vi) Imation Corp., a Delaware corporation (“Imation”), (vii) Ralph Schmitt ("Mr. Schmitt"), (viii) Alex Spiro ("Mr. Spiro"), and (ix) Michael V. Wall ("Mr. Wall"). Mr. Schmitt, Mr. Spiro, and Mr. Wall have each agreed to serve on a slate of nominees proposed by the Clinton Parties and Imation for election as directors at the 2016 annual meeting of stockholders of the Company.

In addition to the above, employees of the Participants may assist in the solicitation of proxies and will receive no additional consideration therefor.

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on January 8, 2016, the Clinton Parties beneficially owned an aggregate of 2,167,530 shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), as follows: (a) 474,892 shares of Common Stock are beneficially owned by CREL, including 1,500 shares of Common Stock held in record name; (b) 357,741 shares of Common Stock may be deemed to be beneficially owned by MAGN; (c) 269,926 shares of Common Stock are held by a mutual fund portfolio with whom CGI has a sub-advisory agreement ("CASF"); (d) 193,180 shares of Common Stock are beneficially owned by CSO; (e) 871,791 shares of Common Stock are held by a second mutual fund portfolio with whom CGI has a sub-advisory agreement ("WKCAX"); (f) 2,167,530 shares of Common Stock may be deemed to be beneficially owned by CGI by virtue of investment management agreements with CREL, MAGN, and CSO, and sub-advisory agreements with CASF and WKCAX; and (g) 2,167,530 shares of Common Stock may be deemed to be beneficially owned by Mr. Hall by virtue of his direct and indirect control of each of CGI, CREL, MAGN, and CSO.

In addition, Imation may be deemed to beneficially own 498,731 shares of Common Stock and Mr. Schmitt may be deemed to beneficially own 18,000 shares of Common Stock.

The Participants may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. Collectively, the group (and each member thereof) may be deemed to have beneficial ownership of a combined 2,684,261 shares of Common Stock.